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                                  EXHIBIT 10.1
     Consulting Agreement Dated January 16, 2001 Between Childtime Learning
                         Centers, Inc. and James Morgan


CONSULTING AGREEMENT (the "Agreement") dated as of January 16, 2001 by and between Childtime Learning Centers, Inc. (the "Company"), a Michigan corporation with offices at 38345 West 10 Mile Road, Suite 100, Farmington Hills, Michigan 48335, and James Morgan residing at Stone Post Farm, 94 Roast Meat Hill Road, Killingworth, CT 06419 (the "Executive").

WHEREAS, the Company desires to retain the Executive as a consultant and, therefore, in consideration of the covenants and agreement hereafter set forth, the parties agree as follows:

         1. ENGAGEMENT TERM - This Agreement shall have a six-month term unless mutually extended by the Company and Executive.

         2. DUTIES - Executive shall, during the Engagement Term, function as a consultant from the date hereof until January 29, 2001, and, effective as of January 29, 2001, as the Company's interim Chief Executive Officer and President and shall report to the Company's Board of Directors. Executive shall work out of the Company's corporate headquarters in Farmington Hills, Michigan for two (2) business days each week with the remaining business days working either from his home or at the offices of Jacobson Partners in New York City.

         3. COMPENSATION - Executive shall receive from the Company a consulting fee in the minimum amount of $90,000, payable $15,000 per month in arrears on the first day of each month (pro-rated for any partial months) plus reasonable and documented out-of-pocket expenses, including lodging and transportation. Executive shall not be entitled to any Company-sponsored employee benefits including but not limited to payroll taxes and medical benefits.

         4. STOCK OPTIONS - Executive shall receive 60,000 options with an exercise price of $7.00. The options shall have a two (2) year term and shall vest at a rate of 10,000 per month with the first 10,000 vesting on January 29, 2001. The options shall vest immediately upon a change of control.

         5. CONFIDENTIAL INFORMATION - Executive agrees that he will not commit any act, or in any way assist others to commit any act, which would injure the Company or its business. The Executive acknowledges that all information about the Company or relating to any of its services or any phase of its operations, business or financial affairs which is not a matter of public record ("Confidential Information") is valuable, special and unique to the Company. Accordingly, the Executive will not use any such Confidential Information for his own benefit nor disclose any such Confidential Information to any person, corporation, association or other entity. Confidential Information shall not include any information which is now or may become (i) generally available to the public or (ii) generally known in the industry in which the Company operates.

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
                                  EXHIBIT 10.1
     Consulting Agreement Dated January 16, 2001 Between Childtime Learning
                         Centers, Inc. and James Morgan

         6. ASSIGNABILITY - This Agreement shall not be assignable by the Executive, but it shall be binding upon, and inure to the benefit of, his heirs, executors, administrators and legal representatives. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         7. BOARD OF DIRECTORS - Executive shall join the Board of Directors effective January 29, 2001. While Executive serves as interim CEO, Executive shall not be entitled to additional compensation as a Director. Executive shall remain on the Board following the term of this agreement. Executive shall be entitled to compensation as a Director at such time as he is no longer serving as interim CEO of the Company.

         8. MISCELLANEOUS - This Agreement shall be governed by the laws of the State of New York.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written



                                            Childtime Learning Centers, Inc.


                                            By:      /s/ George A. Kellner
                                                -------------------------------
                                                  George A. Kellner, Chairman



                                            By:      /s/ James Morgan
                                                 -------------------------------
                                                  James Morgan

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